Exhibit 21.1

Domestic subsidiaries:

Biomet, Inc. (Indiana corporation)

Biolectron, Inc. (Delaware corporation)

Biomet 3i, LLC (Florida LLC)

Biomet Biologics, LLC (Indiana LLC)

Biomet Europe, Ltd. (Delaware corporation)

Biomet Fair Lawn, LLC (Indiana LLC)

Biomet Florida Services, LLC (Florida LLC)

Biomet International, Ltd. (Delaware corporation)

Biomet Leasing, Inc. (Indiana corporation)

Biomet Manufacturing Corp. (Indiana corporation)

Biomet Microfixation, LLC (Florida LLC)

Biomet Orthopedics, LLC (Indiana LLC)

Biomet Sports Medicine, LLC (Indiana LLC)

Cross Medical Products, LLC (Delaware LLC)

EBI, LLC (Indiana LLC) (d/b/a “Biomet Spine,” “Biomet Bone Healing Technologies,” “Biomet Spine & Bone Healing Technologies,” “Biomet Bracing” and “Biomet Osteobiologics”)

EBI Holdings, LLC (Delaware LLC)

EBI Medical Systems, LLC (Delaware LLC)

Electro-Biology, LLC (Delaware LLC)

Implant Innovations Holdings, LLC (Indiana LLC)

Interpore Cross International, LLC (California LLC)

Interpore Spine, Ltd. (Delaware corporation)

Kirschner Medical Corporation (Delaware corporation)

Citra Labs, LLC (Indiana LLC)

Biomet Trauma, LLC (Indiana LLC)

Rapid Recovery, LLC (Indiana LLC)

Foreign subsidiaries:

Biomet Austria GmbH – Austria

Biomet Belgium BVBA – Belgium

Biomet Insurance Ltd. – Bermuda

Biomet China Business Trust – China

Changzhou Biomet Medical Devices Co. Ltd. – China

Shanghai Biomet Business Consulting Co. Ltd. – China

Zhejiang Biomet Medical Products Co. Ltd. (“Z” Biomet) – China

Biomet CZ S.r.o – Czech Republic

Biomet Danmark Aps – Denmark

Biomet Finland OY – Finland

Biomet France Sarl – France

Biomet Deutschland GmbH – Germany

Biomet (Gibraltar) Finance Ltd. – Gibraltar

Biomet (Gibraltar) Holdings Limited – Gibraltar

Biomet (Gibraltar) Limited – Gibraltar

Biomet International (Gibraltar) Ltd. – Gibraltar

Biomet Hellas Commercial and Industrial Company of Medical and Pharmaceutical Products SA – Greece

Biomet Hong Kong CBT Limited – Hong Kong

Biomet Hong Kong Holding Limited – Hong Kong

Biomet Hong Kong No. 1 Limited – Hong Kong

Biomet Hong Kong No. 2 Limited – Hong Kong

Biomet Magyarorszag Kft. – Hungary

Biomet Italia S.r.l. – Italy

Biomet Finance Luxembourg S.a.r.l. – Luxembourg

Biomet Holdings Luxembourg Sarl – Luxembourg

Biomet Luxembourg Sarl – Luxembourg

Biomet Sarl – Luxembourg

Biomet CV – Netherlands

Biomet Europe BV – Netherlands

Biomet Global Supply Chain Center BV – Netherlands

Biomet Healthcare Limited – United Kingdom

Kabushiki Kaisha Implant Innovations Japan Inc. – Japan

Biomet Europe Holding Sarl – Luxembourg

Biomet Deutschland Holding GmbH – Germany

Biomet Deutschland Vertrieb GmbH – Germany

Biomet SAS – France

Biomet 3i Portugal L.d.a. – Switzerland

Biomet Holdings BV – Netherlands

Biomet Nederland BV – Netherlands

Biomet Microfixation BV – Netherlands

Biomet Norge AS – Norway

Biomet Polska Sp. z.o.o. – Poland

Biomet Portugal Unipessoal, Lda – Portugal

Biomet South Africa (Pty.) Ltd. – South Africa

Biomet Spain Orthopedics SL – Spain

Biomet Cementing Technologies AB – Sweden

Biomet Orthopaedics AB – Sweden

Scandimed Holding AB – Sweden

Biomet Orthopaedics Switzerland GmbH – Switzerland

Ortra Holdings SA – Switzerland

Biomet Medikal Drunjer Dadytym Pazarlama Yhracat ve Dys Ticaret Ltd. Sti. – Turkey

MET Ortopedi AS – Turkey

TTT Ltd. Sti. – Turkey

Biomet Acquisitions Unlimited – United Kingdom

Biomet UK Ltd. – United Kingdom

Biomet 3i Australia Pty. Ltd. – Australia

Biomet 3i de Brasil Ltda. – Brazil

Biomet 3i Canada, Inc. – Canada

Biomet 3i de Mexico S.A. de C.V. – Mexico

Biomet Orthopaedics India Private Limited – India

Biomet 3i Belgium N.V. – Belgium

Biomet 3i Benelux Holdings N.V. – Belgium

Biomet 3i France – France

Biomet 3i Deutschland GmbH – Germany

Biomet 3i Global Supply Chain Center B.V. – Netherlands

Biomet 3i Netherlands B.V. – Netherlands

Biomet 3i Iberica SL – Spain

Biomet 3i Nordic AB – Sweden

Biomet 3i Switzerland GmbH – Switzerland

Biomet 3i Turkey – Turkey

Biomet 3i UK Limited – United Kingdom

Biomet Argentina SA – Argentina

Biomet Australia Pty Ltd. – Australia

Biomet Canada, Inc. – Canada

Biomet Microfixation Canada, Inc. – Canada

Biomet Chile SA – Chile

Biomet China Co., Ltd. – China

Ortopedica Biomet Costa Rica SA – Costa Rica

Biomet Japan, Inc. – Japan

Biomet Korea Co. Ltd. – Korea

Biomet Mexico SA de CV – Mexico

Biomet New Zealand Ltd. – New Zealand

Biomet Orthopedics Puerto Rico Inc. – Puerto Rico

Biomet France Holding SAS – France

Biomet Hong Kong No. 3 Ltd. – Hong Kong

Biomet China Business Trust No.2 – China

Biomet S.E.A. SDN. BHD. – Malaysia

EBI Patient Care, Inc. (Puerto Rican corporation)

INNO CARE GmbH (Germany)